Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form N-2 of Tortoise Energy Infrastructure Corporation of our report dated January 29, 2026 on the financial statements and financial highlights of Tortoise Energy Infrastructure Corporation which appear in Tortoise Energy Infrastructure Corporation’s Form N-CSR for the year ended November 30, 2025, and to the references to our firm in the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 8, 2026